UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Additional Facility AE1

UPC Broadband Holding B.V. (UPC Broadband Holding) is an indirect subsidiary of Liberty Global, Inc. On May 14, 2013, UPC Broadband Holding entered into a new additional facility accession agreement (the Additional Facility AE1 Accession Agreement) under UPC Broadband Holding's senior secured bank facility (as amended, the UPC Broadband Holding Bank Facility). Pursuant to the Additional Facility AE1 Accession Agreement, the existing term loan facility AE (Facility AE) under the UPC Broadband Holding Bank Facility was upsized by a facility R and W lender (the Rolling Lender) agreeing to roll each of its existing drawn Facility R and undrawn Facility W commitments into a new term loan facility (Facility AE1), in an aggregate principal amount of €66.9 million ($86.7 million at the transaction date), of which €31.9 million ($41.3 million at the transaction date) of cash consideration was paid by the Rolling Lender. On May 14, 2013, the Rolling Lender novated €35.0 million ($45.3 million at the transaction date) of its Facility R commitment and €31.9 million of its Facility W commitment under the UPC Broadband Holding Bank Facility to Liberty Global Services B.V. (Liberty Global Services), a direct subsidiary of UPC Broadband Holding. Liberty Global Services, the initial lender under the Additional Facility AE1 Accession Agreement, novated its Facility AE1 commitment to the Rolling Lender. The final maturity date for Facility AE1 is December 31, 2019. Facility AE1 bears interest at a rate of EURIBOR plus 3.75% per annum.

Additional Facility AI

On May 14, 2013, UPC Broadband Holding also entered into a new additional facility accession agreement (the Additional Facility AI Accession Agreement) under the UPC Broadband Holding Bank Facility. Pursuant to the Additional Facility AI Accession Agreement, the existing redrawable term loan facility AA lenders and the existing redrawable term loan facility W lenders (the Rolling Lenders) agreed to roll existing Facility W and Facility AA commitments, respectively, into a new redrawable term loan facility (Facility AI) in an aggregate principal amount of €1,016.2 million ($1,316.4 million at the transaction date). The Rolling Lenders acceded to Facility AI by entering into the Additional Facility AI Accession Agreement and the commitments under each of Facility W and Facility AA, respectively, were canceled on May 14, 2013.  The final maturity date for Facility AI is April 30, 2019.  A commitment fee of 1.30% per year of the undrawn uncanceled portion of the total Facility AI commitment is payable quarterly in arrears.  Facility AI bears interest at a rate of EURIBOR plus 3.25% per annum.  Facility AI may be increased in the future by entering into one or more additional facility accession agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Name

4.1
Additional Facility AE1 Accession Agreement, dated May 14, 2013, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and Liberty Global Services B.V. as Additional Facility AE1 Lender, under the UPC Broadband Holding Bank Facility.

4.2
Additional Facility AI Accession Agreement, dated May 14, 2013, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and each of the Additional Facility AI Lenders listed in Schedule 1 thereto, under the UPC Broadband Holding Bank Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: May 16, 2013

Exhibit Index

Exhibit No.         Name

4.1
Additional Facility AE1 Accession Agreement, dated May 14, 2013, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and Liberty Global Services B.V. as Additional Facility AE1 Lender, under the UPC Broadband Holding Bank Facility.

4.2
Additional Facility AI Accession Agreement, dated May 14, 2013, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and each of the Additional Facility AI Lenders listed in Schedule 1 thereto, under the UPC Broadband Holding Bank Facility.